CTPartners Executive Search Inc. Appoints William J. Keneally Chief Financial Officer

NEW YORK - April 18, 2013 - CTPartners Executive Search Inc. (NYSE MKT:CTP), a leading executive search firm, announced the appointment of William J. Keneally as Chief Financial Officer. In this role, he will be responsible for CTPartners' global finance functions, including financial planning and analysis, controllership, tax, treasury, and investor relations, reporting directly to Brian Sullivan, Chief Executive Officer. David Nocifora, who previously held the position of Chief Financial Officer and Chief Operating Officer will now focus solely on his role as Chief Operating Officer.

“Bill brings more than 25 years of experience in global finance, accounting and the public capital markets to the CTPartners team,” stated Brian Sullivan. “Bill will make a significant contribution to our financial planning and reporting process, and acquisition analysis, both of which are integral parts of our growth strategy. As we continue on our path to expand our operating margin and grow revenue, Bill's financial acumen and corporate business leadership will be invaluable assets to our team.”

Mr. Keneally spent four years in London with Gullivers Travel Associates by Travelport, then majority-owned by Blackstone Group, as Chief Financial Officer & Senior Vice President, where he directed the global finance function. In his capacity as CFO, Mr. Keneally was responsible for all financial reporting requirements for the company's publicly-traded debt. Previously, he held senior finance and accounting positions at Elizabeth Arden, and Inter-Continental Hotels & Resorts and was a Managing Partner at BDO Seidman. Keneally began his career at Arthur Andersen and is a certified public accountant.

“CTPartners is one of the top executive search firms in the world”, said Bill Keneally. “I'm thrilled to join the Company at a time when it's poised for such growth, and I look forward to working with Brian and the entire CTPartners team.”

About CTPartners

CTPartners is a leading performance-driven executive search firm serving clients across the globe. Committed to a philosophy of partnering with its clients, CTPartners offers a proven record in C-Suite, senior executive, and board searches, as well as expertise serving private equity and venture capital firms.

With origins dating back to 1980, CTPartners serves clients with a global organization of more than 400 professionals and employees, offering expertise in board advisory services and executive recruiting services in the financial services, life sciences, industrial, professional services, retail and consumer, and technology, media and telecom industries.  Headquartered in New York, CTPartners has 22 offices in 15 countries.

www.ctnet.com

Contact:

CTPartners
Jennifer Silver
617-316-5527
jsilver@ctnet.com

Investors
Michael Polyviou/Robert Jones
EVC Group
212-850-6020
mpolyviou@evcgroup.com

Media
Janine McCargo
EVC Group
212-646-0425
jmccargo@evcgroup.com